Exhibit 4.6





                             KONINKLIJKE AHOLD N.V.,
                                    as Issuer


                                       and



                              THE BANK OF NEW YORK,
                                   as Trustee



                          THIRD SUPPLEMENTAL INDENTURE


                         -------------------------------

                          Dated as of December 15, 2000

                         -------------------------------




                         Amending and Supplementing the

                           SUBORDINATED DEBT INDENTURE

                         Dated as of September 30, 1998


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          THIS THIRD  SUPPLEMENTAL  INDENTURE,  dated as of December 15, 2000 by and between KONINKLIJKE AHOLD N.V., a company organized under the laws of The Netherlands with its corporate seat in Zaandam (municipality Zaanstad), The Netherlands (the "Issuer"), and The Bank of New York, a New York banking corporation (the "Trustee").


                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, the Issuer and the Trustee are parties to that certain Subordinated Debt Indenture dated as of September 30, 1998 (the "Indenture"), as supplemented by the Series 1998-A Supplement, dated as of September 30, 1998, providing for the issuance of 3% Convertible Subordinated Notes due 2003 (the "1998-A Notes"), as further supplemented by the Series 2000-A Supplement, dated as of May 19, 2000, providing for the issuance of 4% Convertible Subordinated Notes due 2005 (the "2000-A Notes"); and

          WHEREAS, Section 7.1(f) of the Indenture provides that the Issuer and the Trustee, without the consent of the Holders of any of the Securities at the time Outstanding, may enter into an indenture supplemental to change or eliminate any provisions or to make such other provisions in regard to matters arising under the Indenture as the Issuer may deem desirable and which shall not adversely affect the interests of the Holders of the Securities at the time Outstanding; and

          WHEREAS, in accordance with Section 7.1(f) of the Indenture, the Issuer and the Trustee wish to amend certain provisions of the Indenture; and

          WHEREAS, amendments to certain provisions of the Indenture will apply only to Securities of any series issued on or after the date hereof and therefore shall not adversely affect the interests of the Holders of the Securities currently Outstanding;

          NOW, THEREFORE:

          In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

          SECTION 1. Definitions. (a) With respect to any Securities of any series issued on or after the date hereof, Section 1.1 of the Indenture hereby is amended by amending and restating the definition of "Borrowed Moneys" contained therein to read in its entirety as provided below.

          "Borrowed Moneys" means any indebtedness for borrowed money with an original maturity of 12 months or more, the aggregate principal amount of which is greater than U.S.$100,000,000 or the equivalent thereof in any other currency or currencies.

          (b) Section 1.1 of the Indenture hereby is further amended by amending the definitions listed below so as to read in their entirety as provided below. For avoidance of doubt, such amended definitions shall be applicable to the Series 1998-A Notes and the Series 2000-A Notes.

          "AEX-Stock Exchange" means the Euronext Amsterdam N.V. stock market, formerly known as the Amsterdam Stock Exchange.

          "Common Shares" means the common shares, par value Euro 0.25 per share, of the Issuer, as designated on the date hereof, and all shares resulting from any reclassification of such common shares.

          (c) Terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

          (d) All references to "Sections" shall be to sections of this Third Supplemental Indenture unless otherwise provided herein.

          SECTION 2. Further Amendments to the Indenture. The Indenture hereby is further amended, with respect to Securities of any series issued on or after the date hereof, as follows:

          (a) Section 4.1(a) of the Indenture is amended as follows: by deleting the number "14" and by inserting the number "30" in lieu thereof.

          (b) Section 4.1(b) of the Indenture is amended as follows: by deleting the number "14" and by inserting the number "30" in lieu thereof.

          (c) Section 4.1(c) of the Indenture is amended as follows: by deleting the number "14" and by inserting the number "30" in lieu thereof.

          (d) Section 4.1(d) of the Indenture is amended as follows: by deleting the number "30 " and by inserting the number "90" in lieu thereof.

          SECTION 3. No Application to Outstanding Notes. For the avoidance of doubt, the amendments to Sections 1.1 of the Indenture to the extent effected by
Section 1(a) of this Third Supplemental Indenture, as well as the amendments to Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) of the Indenture effected by Section 2 of this Third Supplemental Indenture shall have no application to the 1998-A Notes and the 2000-A Notes, and the amended provisions of the Indenture specified in this sentence, to the extent amended pursuant to Section 1(a) or 2 of this Third Supplemental Indenture, shall be deemed not to have been so amended with respect to the 1998-A Notes and the 2000-A Notes.

          SECTION 4. Modification and Ratification of Indenture. As supplemented and modified by this Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and, subject to Section 3 hereof, the Indenture as so supplemented and modified by this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument in the manner and to the extent herein and therein provided.

          SECTION 5. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of which shall together constitute but one and the same instrument.

          SECTION 6. Governing Law. As provided in Section 13.8 of the Indenture, this Third Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws the State of New York, except for the provisions contained herein relating to the subordination of the Securities which shall be governed by and construed in accordance with the laws of The Netherlands.

                                      * * *

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          IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Third
Supplemental Indenture to be duly executed, as of December 15, 2000.



                                           KONINKLIJKE AHOLD N.V.
                                             as Issuer



                                           By:
                                              --------------------------
                                              Name:
                                              Title:




                                           THE BANK OF NEW YORK
                                             as Trustee



                                           By:
                                              --------------------------
                                              Name:
                                              Title: